Exhibit 4.8

SECURITIES PURCHASE AND SECURITY AGREEMENT

SECURITIES PURCHASE AND SECURITY AGREEMENT, dated as of January 22, 2008, between MetaSwarm, Inc., a Florida corporation (the “Issuer”), and AIS Funding, LLC, a Delaware limited liability company (the “Subscriber”).

Background

A.            The Issuer has requested that the Subscriber provide loans to the Issuer in the aggregate original maximum principal amount of $1,000,000.00, which will be evidenced by one or more promissory notes in the aggregate amount not to exceed $1,000,000.

B.            The Subscriber has agreed to provide the Loan, subject to the terms and conditions set forth below.

Agreement

The parties hereby agree as follows:

1.	DEFINITIONS AND ACCOUNTING TERMS

Section 1.01                                 As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

 “Affiliate”shall mean any Person (a) which directly or indirectly Controls, or is Controlled by or is under common Control with the Issuer or a subsidiary, (b) which directly or indirectly beneficially holds or owns 5% or more of any class of voting stock of the Issuer or any subsidiary, or (c) 5% or more of the voting stock of which is directly or indirectly beneficially owned or held by the Issuer or a subsidiary.

“Bankruptcy Code” as used herein shall mean Title 11 of the United States Code entitled “Bankruptcy”.

“Collateral”shall have the meaning assigned to such term in Section 4.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Shares”means those Shares issuable upon conversion of the Note(s).

“Debt”means , without duplication (a) indebtedness or liability for borrowed money; (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations as lessee under capital leases; (e) current liabilities in respect of unfunded vested benefits under plans covered by ERISA; (f) obligations under Letters of Credit; (g) obligations under acceptance facilities; (h) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; and (i) obligations secured by any Liens, whether or not the obligations have been assumed.

“Distributions” shall mean all payment or distributions to Owners in cash or in property other than reasonable salaries, bonuses and expense reimbursements.

“Environmental Law”means any federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

“ERISA”shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default”shall have the meaning assigned to such term in Section 13.01.

“GAAP” shall mean generally accepted accounting principles.

“Hazardous Substances”means pollutants, contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

“Lien”means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing).

“Loan”shall mean the loan described herein and evidenced by this Agreement, the Note(s) and the remaining Loan Documents.

“Loan Amount”means an amount equal to $1,000,000.00 or such lesser amount equal to the sum of the original principal amount(s) under one or more Note(s) executed and delivered by Issuer to Subscriber.

“Loan Documents” means, collectively, this Agreement, the Note(s), the Patent Assignment, the Warrants, and all other documents executed in connection with this Agreement.

“Obligations” shall have the meaning assigned to such term in Section 5.

“Organizational Documents”means (a) with respect to Issuer or any other corporation, its certificate or articles of incorporation and by-laws; (b) with respect to a partnership, its partnership certificate and partnership agreement; (c) with respect to a limited liability company, its articles or certificate of formation and its operating or management agreement; and (d) with respect to a trust, the declaration of trust; and, with respect to any of them, any other document required to be filed with public authorities to evidence or establish authority to conduct business.

“OTC”means the over-the-counter pink sheets.

“Owner”means with respect to Issuer, any Person having legal or beneficial title to Shares or other ownership interest in Issuer or a right to acquire such an interest.

“Permitted Liens”shall have the meaning assigned to such term in Section 12.04.

“Permitted Protests” means the right of the Issuer to protest any Lien (other than a Lien that secures the Obligations), tax (other than payroll taxes or taxes that are the subject of a federal or state tax lien) or rental payment, provided that (x) a reserve with respect to such liability is established on the books of the Issuer in an amount that is reasonably satisfactory to the Subscriber, (y) any such protest is instituted and diligently prosecuted by the Issuer in good faith, and (z) the Subscriber is satisfied that, while such protest is pending, there will be no impairment of the enforceability, validity or priority of any of the Liens of the Issuer in and to the Collateral.

“Person”means an individual, partnership, corporation, limited liability company, limited liability partnership, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

“Plan”means any employee plan subject to Title IV of ERISA maintained for employees of Issuer, any subsidiary of Issuer or any other trade or business under common control with Issuer within the meaning of Section 414(c) of the Internal Revenue Code of 1986 or any regulations thereunder.

“Registration Statement” means a registration statement filed by the Issuer with the SEC for a public offering and sale of securities of the Issuer on Form SB-2 or other available form for which Issuer is eligible (other than a registration statement on Form S-4, Form S-8, or successor form to either, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

“SEC” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Securities Act”means the Securities Act of 1933, as amended since, and all regulationspromulgated thereunder.

“Securities Exchange Act”means the Securities Exchange Act of 1934, as amendedsince, and all regulations promulgated thereunder.

“Shares” means shares of common stock, no par value, of Issuer.

“UCC”shall mean the Florida Uniform Commercial Code as in effect from time to time.

“Warrant Shares”means those Shares issuable upon exercise of the Warrants.

Section 1.02       All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 7.05, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

Section 1.03        Unless otherwise defined in this Agreement, capitalized words shall have the meanings set forth in the UCC.

2.            LOAN.

Section 2.01        Subject to the terms and provisions of this Agreement, Subscriber agrees to make a loan to Issuer in the Loan Amount, to be secured by Issuer’s Inventory, Accounts and all other Collateral and the proceeds thereof (the “Loan”).

Section 2.02        The Loan shall be evidenced by and repayable according to this Agreement and one or more Convertible Promissory Note(s), the initial one being of even date, issued by Issuer to Subscriber in the form attached as Exhibit 1 (whether one or two are issued, the “Note(s)”), and made a part hereof.  The Note(s) shall be due and payable, if not paid in full earlier or converted in full earlier, one year following the Closing Date (the “Maturity Date”).  Subscriber agrees to provide Issuer with the loan proceeds under the Loan, in the principal amount of $1,000,000.00 upon the conditions under Article 3 being satisfied (the “Closing” and the date hereof, being the “Closing Date”).  Simultaneous with the issuance of the first Note(s) to Subscriber and payment of loan proceeds by Subscriber to Issuer in the original principal amount of the first Note(s), Issuer will also issue to Subscriber and Subsciber will purchase for an aggregate purchase price of $10.00, the warrants to purchase Shares in the form attached as Exhibit 2-1 (the “Warrants”, which term also includes the Selling Agent Warrants).

Section 2.03.        If any amount due pursuant to this Agreement or under the Note(s) is not paid within ten days after the date it is due and payable, without in any way affecting Subscriber’s right to declare an Event of Default to have occurred, Subscriber may in its sole discretion assess a late charge equal to five percent of such late payment against Issuer, which late charge shall be immediately due and payable and may be paid by treating the same as a loan made to Issuer.

Section 2.04         It is the intention of the parties hereto to comply strictly with applicable usury laws, if any; accordingly, notwithstanding any provisions to the contrary in this Agreement or any other documents or instruments executed in connection herewith, in no event shall this Agreement or such documents or instruments require or permit the payment, taking, reserving, receiving, collecting or charging of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws.  If any such excess interest is called for, contracted for, charged, paid, taken, reserved, collected or received in connection with the Obligations or in any communication by Subscriber or any other Person to the Issuer or any other Person, or in the event all or part of the principal of the Obligations or interest thereon shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, collected, reserved, or received on the amount of principal actually outstanding from time to time under this Agreement shall exceed the maximum amount of interest permitted by applicable usury laws, if any, then in any such event it is agreed as follows: (a) the provisions of this paragraph shall govern and control, (b) neither the Issuer nor any other Person now or hereafter liable for the payment of the Obligations shall be obligated to pay the amount of such interest to the extent such interest is in excess of the maximum amount of interest permitted by applicable usury laws, if any, (c) any such excess which is or has been received notwithstanding this paragraph shall be credited against the then unpaid principal balance hereof or, if the Obligations have been or would be paid in full by such credit, refunded to the Issuer, and (d) the provisions of this Agreement and the other documents or instruments executed in connection herewith, and any communication to the Issuer, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the maximum lawful rate allowed under applicable laws as now or hereafter construed by courts having jurisdiction hereof or thereof.  Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, collected, reserved, or received in connection herewith which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the Obligations, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, collected, reserved or received.  The terms of this paragraph shall be deemed to be incorporated in every document and communication relating to the Obligations.

Section 2.05  Any statement rendered by Subscriber to Issuer of Issuer’s loan account with Subscriber hereunder shall be considered correct and to have been accepted by Issuer and shall be conclusively binding upon Issuer absent manifest error, in respect of all charges, debits and credits of whatsoever nature contained therein under or pursuant to this Agreement, and the closing balance shown therein, unless Issuer notifies Subscriber in writing of any discrepancy within 21 days from the mailing (or emailing) by Subscriber to Issuer of any such statement.

3.            CONDITIONS TO THE SUBSCRIBER’S OBLIGATIONS.

The obligation of Subscriber to consummate at the Closing the transactions contemplated by this Agreement, including delivery of the Loan proceeds to Issuer, is subject to the satisfaction of the following conditions:

Section 3.01                                 Representations and Warranties.   The representations and warranties of the Issuer in this Agreement shall be true, accurate and correct when made and shall be true, accurate and correct as of the Closing Date except that representations and warranties which address matters as of a specified date shall remain true, accurate and correct as  of such date.

Section 3.02                                 No Adverse Change.  There shall not have been any adverse change in the business, properties, condition (financial or otherwise) or operations of the Issuer taken as a whole as of the Closing.

Section 3.03                                 Compliance with Agreement.  The Issuer shall have performed and complied with all of its obligations under this Agreement which are to be performed or complied with by it or them on or prior to the Closing Date.

Section 3.04                                 Proceedings and Instruments Satisfactory.  All proceedings, corporate or other, to be taken by the Issuer in connection with the transactions contemplated by this Agreement, shall be reasonably satisfactory in all respects to the Subscriber and Subscriber’s Counsel.

Section 3.05                                 Documentation at Closing.  The Subscriber’s counsel shall have received on behalf of Subscriber at or prior to the Closing all of the following, each in form and substance reasonably satisfactory to the Subscriber and its counsel, Tarlow, Breed, Hart & Rodgers, P.C. (“Subscriber’s Counsel”).

(a)            A certificate from the Secretary of the Issuer certifying (i) the duly adopted resolutions of the Board of Directors of the Issuer unanimously authorizing and approving the execution and delivery by the Issuer of this Agreement, the remaining Loan Documents and the consummation of the transactions contemplated hereby and thereby; (ii) as to the Issuer’s certificate of incorporation, as amended to date; (iii) as to the Issuer’s By-laws, as amended to date; and (iv) as to the incumbency of the Chief Executive Officer and President of the Issuer executing the Loan Documents on behalf of the Issuer.

(b)            A certificate of the Chief Executive Officer and President of the Issuer certifying that (i) the representations and warranties of the Issuer set forth in this Agreement are true and correct on the Closing Date and (ii) all conditions required to be performed by the Issuer at or prior to the Closing have been so performed.

(c)            Any and all consents or waivers necessary on the part of the Issuer to execute and deliver this Agreement, the Note, the Warrants and the remaining Loan Documents, and to consummate the transactions contemplated hereby and thereby, which consents and waivers shall be in full force and effect as of the Closing.

(d)            A Certificate of the Secretary of the State of Florida as to the legal existence and corporate good standing of the Issuer.

(e)            A certificate of the foreign qualification good standing of the Issuer from the Secretary of State of California; provided that Issuer shall not be deemed in violation of this clause (e) unless such certificate has not been received by Subscriber that day seven days after Subscriber disburses to Issuer any portion of the Loan.

(f)            A copy of the certificate of incorporation of the Issuer, as amended to date, certified by the Secretary of State of Florida.

(g)            The Note(s).

(h)            The Warrants, duly executed by the Issuer and issued to the Subscriber.

(i)            The warrants in the form of attached Exhibit 3.05(i) (the “Selling Agent  Warrants”), duly executed by the Issuer and for issuance to First Montauk Securities Corp. (the “Selling Agent”).

(j)            The Patent Security Agreement, duly executed by the Issuer.

(k)            A certificate of insurance on Accord Form 25 complying with the terms of Article 11 of this Agreement.

(l)            An escrow letter agreement in the form of attached Exhibit 3.05(l), duly executed by the Issuer.

(m)            A disbursement authorization letter in the form of attached Exhibit 3.05(m), duly executed by the Issuer, providing in part for payment from the Loan proceeds, before disbursement to Issuer, of all costs and expenses reasonably incurred by Issuer in connection with the consummation of the Loan and other transactions contemplated by this Agreement.

Section 3.06                                 UCC-1 Financing Statement.  The Subscriber shall have filed with the Florida Secretary of State a UCC-1 Financing Statement naming Issuer as debtor and Subscriber as secured party thereunder.

Section 3.07                                 Filing of Patent Security Agreement.  The Subscriber shall have filed with the United States Patent Office, the Patent Security Agreement.

4.            SECURITY INTEREST.

Issuer, as a debtor under the UCC, for valuable consideration, receipt whereof is hereby acknowledged, hereby grants to Subscriber, as secured party under the UCC, a continuing security interest in and to, all assets of the Issuer, wherever located and whether now owned or hereafter acquired, including, without limitation, the following:

(a)            all inventory, including all goods, merchandise, raw materials, goods and work in process, finished goods, and other tangible personal property now owned or hereafter acquired and held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in Issuer’s business (all hereinafter called the “Inventory”);

(b)            all Accounts, contracts, contract rights, notes, bills, drafts, acceptances, General Intangibles (including without limitation registered and unregistered trademarks, service marks and tradenames, together with the goodwill therein; copyrights; customer lists; all other  goodwill; computer programs; computer records; computer software; computer data; trade secrets; inventions; patents and patent applications; ledger sheets; files; records; data processing records relating to any Accounts and all tax refunds of every kind and nature to which Issuer is now or hereafter may become entitled to, no matter how arising including, without limitation, the intellectual property listed in the attached Schedule 4(b)), Instruments, Documents, Chattel Paper (whether tangible or electronic), Deposit Accounts, Letter of Credit Rights (whether or not the Letter of Credit is evidenced by a writing), Securities, Security Entitlements, Security Accounts, Investment Property, Supporting Obligations, choses in action, Commercial Tort Claims, and all other debts, obligations and liabilities in whatever form, owing to Issuer from any Person, whether now existing or hereafter arising, now or hereafter received by or belonging or owing to Issuer, for goods sold by it or for services rendered by it, or however otherwise same may have been established or created, all guarantees and securities therefor, all right, title and interest of Issuer in the merchandise or services which gave rise thereto, including the rights of reclamation and stoppage in transit, all rights to replevy goods, and all rights of an unpaid seller of merchandise or services (all  hereinafter called the “Receivables”);

(c)            all machinery, Equipment, Fixtures and other Goods whether now owned or hereafter acquired by the Issuer and wherever located, all replacements and substitutions therefor or accessions thereto and all proceeds thereof (all hereinafter called the “Equipment”); and

(d)            all proceeds and products of all of the foregoing in any form, including, without limitation, all proceeds of credit, fire or other insurance, and also including, without limitation, rents and profits resulting from the temporary use of any of the foregoing (which, with Inventory, Receivables and Equipment are all hereinafter called “Collateral”).

Issuer further collaterallyassigns to Subscriber all of the foregoing Collateral except for trademarks, service marks and trade names.

This foregoing security interest shall be instantiated in the Patent Security Assignment of Schedule 4, which may be recorded with any state, federal, or foreign authorities in lieu of recording this entire agreement, at the option of Subscriber.

5.            OBLIGATIONS SECURED.

The security interest granted hereby is to secure payment and performance of the Loan, debts, liabilities and obligations of Issuer to Subscriber hereunder, under the Note(s), and under the remaining Loan Documents, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, under this Agreement, the Note(s) or the remaining Loan Documents, regardless of how they arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, and includes obligations to perform acts and refrain from taking action as well as obligations to pay money including, without limitation, all interest, fees, charges, expenses and overdrafts, and also including, without limitation, all obligations and liabilities which Lender may incur or become liable for, on account of, or as a result of, any of the Loan or any of the Loan Documents (all hereinafter called “Obligations”).

6.	ISSUER’S PLACES OF BUSINESS, INVENTORY LOCATIONS.

Section 6.01                                 Issuer warrants that Issuer has no places of business other than that shown at the end of this Agreement, and on attached Schedule 6.01.

Section 6.02                                 Issuer’s principal executive office and the office where Issuer keeps its records concerning its accounts, contract rights and other property, is that shown at the end of this Agreement.  All Inventory presently owned by Issuer is stored at the locations set forth on Schedule 6.01.

Section 6.03                                 Issuer will promptly notify Subscriber in writing of any change in the location of any place of business or the location of any Inventory or the establishment of any new place of business or location of Inventory or office where its records are kept which would be shown in this Agreement if it were executed after such change.

7.            ISSUER’S ADDITIONAL REPRESENTATIONS AND WARRANTIES.

Issuer represents and warrants that:

Section 7.01                                 Organization and Standing.  Issuer is duly organized, validly existing and in good standing as a corporationunder the laws of the State of Floridaand shallremain in good standing in that state, and is duly qualified and in good standing in every other state in which it is doing business, and shall hereafter remain duly qualified and in good standing in every other state in which the failure to qualify or become licensed could have a material adverse effect on the financial condition, business or operations of the Issuer.

Section 7.02                                 Issuer Name; Federal Identification Number.  Issuer’s exact legal name is as set forth in this Agreement and Issuer will not undertake or commit to undertake any act which will result in a change of Issuer’s legal name, without giving Subscriber at least 30 days’ prior written notice of the same.  The federal identification number of Issuer is as set forth on Schedule 6.01.

Section 7.03                                 Corporate Action.  The execution, delivery and performance of this Agreement, the Note(s), the Warrants, and any other document executed by Issuerin connection herewith, are within the Issuer’s powers, have been duly authorized, are not in contravention of law or the terms of the Issuer’s Organizational Documents, or of any indenture, agreement or undertaking to which the Issuer is a party or by which it or any of its properties may be bound.  Without limitation to the foregoing, Issuer has all necessary corporate power and has taken all corporate action required to make this Agreement, the Note(s), the Warrants, and any other agreements and instruments executed in connection herewith the valid and enforceable obligations of the Issuer.  Sufficient shares of authorized but unissued common stock of the Issuer have been reserved by appropriate corporate action in connection with the prospective conversion of the Note and exercise of the Warrants.  The issuance and sale of the Note(s) and Warrants, and the issuance of the Shares, upon the conversion of the Note(s) and exercise of the Warrants, are not subject to preemptive or other preferential rights, or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Issuer is a party or which are otherwise binding upon the Issuer.

Section 7.04                                 Governmental Approvals.  All authorizations, consents, approvals, licenses, exemptions from or filings, or registrations with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, necessary for, or in connection with, the offer, issuance, sale, execution or delivery of the Note(s) or the Warrants, or for the performance by Issuer of its obligations under this Agreement, the Note(s) or the Warrants, or the Shares issuable upon conversion of the Note(s) or exercise of the Warrants, shall have been made prior to, and shall be effective as of, the date hereof.  The Issuer is in compliance in all respects with the terms and provisions of its charter documents, as amended to date, by-laws, as amended, and with the terms and provisions of each mortgage, indenture, lease, contract and other instrument to which the Issuer is a party, and of all judgments, decrees, governmental orders, statutes, rules or regulations by which it is bound or to which its properties or assets are subject.  Neither the execution or delivery of this Agreement, the Note(s), the Warrants or the issuance of the Shares upon conversion of the Note(s) or exercise of the Warrants, nor the consummation of any transaction contemplated hereby, has constituted or resulted in or will constitute or result in a default or violation of any term or provision in any of the foregoing documents or instruments.

Section 7.05                                 Books and Records.  All Organizational Documents and all amendments thereto of Issuer have been duly filed (to the extent required)and are in proper order.  All ownership interests of Issuer outstanding was and is properly issued and all books and records of Issuer, including but not limited to its minute books, Organizational Documents and books of account, are accurate and up to date and will be so maintained.

Section 7.06                                  Financial Statements.  The (a) balance sheet of the Issuer as at June 30, 2007, and the related statements of income and retained earnings of the Issuer for the 6-month period then ended, and (b) financial statements for the year ended December 31, 2006, and the accompanying footnotes, together with the opinion thereon, of the Borrower’s independent certified public accountants (collectively, the “Financial Statements”), copies of which have been furnished to or made available to the Subscriber, are in all material respects complete and correct and fairly present the financial condition of the Issuer as at such dates and the results of the operations of the Issuer for the periods covered by such statements, all in accordance with GAAP consistently applied (subject for those Financial Statements for the 6-month interim period ended June 30, 2007 to year-end adjustments in the case of the interim financial statements), and since June 30, 2007, there has been no material adverse change in the condition (financial or otherwise), business, or operations of the Issuer.  There are no liabilities of the Issuer, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since June 30, 2007.  No information, exhibit, or report furnished by the Issuer to the Subscriber in connection with the negotiation of this Agreement or the remaining Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

Section 7.07                                 Title to Assets.  Issuer owns all of the assets reflected in the most recent of Issuer’s financial statements provided to Subscriber, except assets sold or otherwise disposed of in the ordinary course of business since the date thereof, and such assets together with any assets acquired since such date, including without limitation the Collateral, are free and clear of any Lien, except (a) the security interests and other encumbrances (if any) listed on attached Schedule 7.07(a), (b) those leases set forth on attached Schedule 7.07(b), (c) those liens permitted pursuant to Section 12.04 of this Agreement, (d) liens and security interests in favor of Subscriber, or (e) Permitted Liens.

Section 7.08                                 Taxes. Except as set forth on Schedule 7.08, Issuer has made or filed all tax returns, reports and declarations relating to any material tax liability required by any jurisdiction to which it is subject (any tax liability which may result in a lien on any Collateral being hereby deemed material); has paid all taxes shown or determined to be due thereon except those being contested in good faith and which Issuer has, prior to the date of such contest, identified in writing to Subscriber as being contested; and has made adequate provision for the payment of all taxes so contested, so that no lien will encumber any Collateral.

Section 7.09                                 Compliance with Other Instruments; No Violations.  Issuer (a) is not subject to any restrictions in its Organization Documents or other legal restriction, or any judgment, award, decree, order, governmental rule or regulation or contractual restriction which could have a material adverse effect on its financial condition, business or prospects, and (b) is in compliance with its Organization Documents, all contractual requirements by which it or any of its properties may be bound and all applicable laws, rules and regulations (including without limitation those relating to environmental protection) other than laws, rules or regulations the validity or applicability of which it is contesting in good faith or provisions of any of the foregoing the failure to comply with which cannot reasonably be expected to materially adversely affect its financial condition, business or prospects or the value of any Collateral.

Section 7.10                                 Litigation. Except as set forth in Schedule 7.10, there is no action, suit, proceeding or investigation pending or, to Issuer’s knowledge, threatened against or affecting it or any of its assets before or by any court or other governmental authority which, if determined adversely to it, would have a material adverse effect on its financial condition, business or prospects or the value of any Collateral.

 Section 7.11                                 ERISA. Issuer is in compliance with ERISA; no Reportable Event has occurred and is continuing with respect to any Plan; and it has no unfunded vested liability under any Plan.

Section 7.12.                                 Anti-Terrorism.

(a)            Neither Issuer nor, to the knowledge of Issuer, any of its Affiliates or Owners who are Issuer employees or contractors, is in violation of any laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

(b)            Neither Issuer nor, to the knowledge of Issuer, any of its Affiliates or Owners who are Issuer employees or contractors, or other agent of Issuer acting or benefitting in any capacity in connection with the transactions contemplated hereunder, is any of the following: (a) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (c) a Person with which Subscriber is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or (e) a Person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.

(c)            Neither Issuer nor, to the knowledge of Issuer, any agent of any of its Affiliates or, to the extent employees or contractors of Issuer, Owners acting in any capacity in connection with the transactions contemplated hereunder (a) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Section 7.13, (b) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to the Executive Order, or (c) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

Section 7.13.                                 Compliance with Laws.  Issuer has complied and will comply with all applicable federal or state securities laws (including but not limited to the Securities Act, the Securities Exchange Act)  in connection with the issuance and sale of the Warrants and the Warrant Shares.  Neither the Issuer nor anyone acting on its behalf has offered or will offer to sell the Shares issuable upon conversion of the Note(s), exercise of the Warrants, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person or entity so as to bring the issuance and sale of such securities under the registration provisions of the Securities Act.

Section 7.14.  Capitalization.  Issuer has a total authorized capitalization consisting of (a) 100,000,000 shares of preferred stock, no par value, none of which are issued or outstanding, and (b) 300,000,000 shares of its common stock, no par value, 102,381,508 Shares of which are issued and outstanding, of which the officers and directors of Issuer beneficially own 61,212,000 Shares as more particularly set forth in (i) the Form 10-SB filed by Issuer with the Securities and Exchange Commission on or about October 10, 2007 (“Form 10-SB”), (ii) as supplemented by a subsequent issuance of 150,000 Shares to the Issuer’s Treasurer, and (iii) a subsequent issuance of 9,000,000 Shares upon conversion of previously outstanding 24,000 shares of the Issuer’s Series A Preferred Stock.  Issuer also has issued convertible securities as described in Item 4 of Part II of the Form 10-SB as supplemented by the following subsequent issuances:  (i) On October 17, 2007, the Issuer issued a convertible note in the principle amount of $62,500 which is convertible into an aggregate of 500,000 Shares and in connection with such offering the Issuer issued warrants to purchase an aggregate of 500,000 Shares at an exercise price of $0.18 per Share; (ii) On November 16, 2007, the Issuer issued a convertible note in the principle amount of $25,000 which is convertible into 250,000 Shares and in connection with such offering the Issuer issued warrants to purchase an aggregate of 250,000 Shares at an exercise price of $0.15 per Share; (iii) On December 1, 2007, the Issuer issued a convertible note in the principle amount of $90,000 which is convertible into an aggregate of 1,000,000 Shares and in connection with such offering the Issuer issued warrants to purchase an aggregate of 1,000,000 Shares at an exercise price of $0.15 per Share; (iv) On January 3, 2008, the Issuer issued a convertible note in the principle amount of $20,000 which is convertible into an aggregate of 200,000 Shares and in connection with such offering the Issuer issued warrants to purchase an aggregate of 100,000 Shares; and (v) pursuant to the Investment Contract by and between the Issuer and Beijing InfoSure Technology Ltd., the Issuer is obligated to issue 200,000 Shares to the shareholders of Beijing InfoSure (the “Beijing InfoSure Shares”).  Except as set forth in this Section 7.14, there are no options, warrants or rights to purchase Shares  or other Issuer securities authorized, issued or outstanding, nor is the Issuer obligated in any other manner to issue Shares or other Issuer securities, except to Subscriber under the Loan Documents and to the Selling Agent in the form of the Selling Agent Warrant.  All of the outstanding Shares of the Issuer have been and will be duly authorized, validly issued, fully paid and nonassessable.  All Shares issuable upon exercise of outstanding options have been duly authorized and, when issued and paid for in accordance with the terms of such options or warrants, will be validly issued and fully paid and nonassessable.  The Shares issuable upon conversion of the Note and Warrants, when respectively issued, delivered and paid for in accordance with the terms hereof, will be duly authorized, validly issued and fully paid and nonassessable.  There are no restrictions imposed by the Issuer or any other person or entity in an agreement to which the Issuer is a party or of which the Issuer has knowledge on the transfer of Shares or other Issuer securities convertible into Shares other than those imposed by relevant state and federal securities laws.   No holder of any security of the Issuer is entitled to preemptive or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Issuer is a party or that are otherwise binding upon the Issuer.  The offer and sale of all shares of capital stock or other securities of the Issuer issued before the date hereof complied with or were exempt from registration or qualification under all federal and state securities laws.

Section 7.15.                                 Disclosure.  This Agreement, including the Schedules hereto, contains no untrue statement of a material fact and does not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 7.16                                 Registration Rights.  Except as provided in Article 14 and as set forth on Schedule 7.16, no Person has the right to demand or other rights to cause the Issuer to file any registration statement under the Securities Act relating to any securities of the Issuer, presently outstanding or that may be subsequently issued, or any right to participate in any such registration statement.

Section 7.17                                 No Brokers or Finders.  No Person has or will have, as a result of the transactions contemplated by this Agreement based on actions taken by the Issuer or to the Issuer’s knowledge anyone acting on its behalf, any right, interest or valid claim against or upon the Subsciber or the Issuer for any commission, fee or other compensation as a finder or broker, other than fees due the Selling Agent by Issuer; and the Issuer agrees to indemnify and hold the Subscriber harmless against any such commissions, fees or other compensation.  The only fees due from Issuer to the Selling Agent in connection with the transactions described in the Loan Documents are a cash fee of $85,000 and the Selling Agent Warrant for 500,000 Shares.

8.	SALES OF INVENTORY

So long as Issuer is not in default hereunder, Issuer shall have the right, in the regular course of business, to process and sell Issuer’s Inventory.  A sale in the ordinary course of business shall not include a transfer in total or partial satisfaction of a debt.

9.            FINANCING STATEMENTS.

Issuer hereby irrevocably authorizes Subscriber at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Issuer or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Issuer is an organization, the type of organization and any organization identification number issued to Issuer, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted Collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Issuer  agrees to furnish any such information to Subscriber promptly upon request.  Issuer also ratifies its authorization for Subscriber to have filed in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.  Issuer further hereby irrevocably authorizes Subscriber at any time and from time to time to file and record in the United States Patent and Trademark Office and an any other appropriate federal, foreign or international agency this Agreement, the Patent Security Agreement of Schedule 4, or a summary thereof, to be recorded against the Issuer’s patent applications or patents. Upon full repayment of Issuer’s Obligations, Subscriber shall provide to Issuer for recordation a release and termination of Subscriber’s assignment in security, re-assigning to Issuer said patents and patent applications.

10.            ISSUER’S REPORTS.

Section 10.01                                 Issuer will furnish Subscribera copy of its periodic reports within five days of when filed with the SEC pursuant to Section 13 of the Securities Exchange Act; provided that if the Issuer fails to timely file any such periodic reports with he SEC, then Issuer, in addition to such failure being an Event of Default hereunder, shall provide Subscriber with such financial statements during the continuation of such failure as Subscriber may request from time to time, such financial statements to be prepared in accordance with GAAP, certified by the chief financial officer of the Issuer (subject to year end adjustment).

Section 10.02                                   In addition to the foregoing, the Issuer promptly shall provide Subscriber with such other and additional information concerning the Issuer, the Collateral, the operation of the Issuer’s business, and the Issuer’s financial condition, including financial reports and statements, as Subscriber may from time to time reasonably request from the Issuer.  All financial information provided Subscriber by the Issuer shall be prepared in accordance with GAAP or generally accepted auditing principles (as applicable) applied consistently in the preparation thereof and with prior periods to fairly reflect the financial conditions of the Issuer at the close of, and its results of operations for, the periods in question.

11.            GENERAL AGREEMENTS OF BORROWER.

Section 11.01                                  Issuer agrees to keep all the Collateral insured with coverage and in amounts not less than that usually carried by one engaged in a like business and in any event not less than that required by Subscriber with loss payable to Subscriber and Issuer, as their interests may appear, hereby appointing Subscriber as attorney for Issuer in obtaining, adjusting, settling for claims in excess of $10,000.00 following the occurrence and during the continuance uncured of an Event of Default and canceling such insurance and endorsing any draftsin excess of such amount following the occurrence and during the continuance uncured of an Event of Default.  As further assurance for the payment and performance of the Obligations, Issuer hereby assigns to Subscriber all such sums to which Subscriber has the foregoing rights, which may become payable under any policy of insurance on the Collateral and Issuer hereby directs each insurance company issuing any such policy to make payment of such sums directly to Subscriber.

Section 11.02                                   Subscriber or its agents have the right at reasonable times after reasonable notice, to inspect the Collateral and all records pertaining thereto at intervals to be determined by Subscriber and without hindrance or delay.

Section 11.03                                   Issuer will at all times keep accurate and complete records of Issuer’s Inventory, Accounts and other Collateral, and Subscriber, or any of its agents, shall have the right to call at Issuer’s place or places of business at reasonable times after reasonable notice at intervals to be determined by Subscriber, and without hindrance or delay, to inspect, audit, check, and make extracts from any copies of the books, records, journals, orders, receipts, correspondence which relate to Issuer’s Accounts, and other Collateral or other transactions, between the parties thereto and the general financial condition of Issuer and Subscriber may remove any of such records temporarily for the purpose of having copies made thereof.  Issuer shall pay to Subscriber all reasonable audit fees, plus all travel and other expenses incurred in connection with any such audit.

Section 11.04                                  Issuer will maintain a standard and modern system of accounting which enables Issuer to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time may be requested by Subscriber.

Section 11.05                                  Issuer will maintain its existence in good standing and comply with all laws and regulations of the United States or of any state or states thereof or of any political subdivision thereof, or of any governmental authority which may be applicable to it or to its business , except for those the application of which to Issuer is being contested in good faith.

Section 11.06                                  Issuer will pay all real and personal property taxes, assessments and charges and all franchises, income, unemployment, old age benefits, withholding, sales and other taxes assessed against it, or payable by it at such times and in such manner as to prevent any penalty from accruing or any lien or charge from attaching to its property , except for those being contested in good faith.

Section 11.07                                  If any of Issuer’s Accounts arise out of contracts with the United States or any department, agency, or instrumentality thereof, Issuer will immediately notify Subscriber thereof in writing and execute any instruments and take any steps required by Subscriber in order that all monies due and to become due under such contracts shall be assigned to Subscriber and notice thereof given to the Government under the Federal Assignment of Claims Act.

Section 11.08                                  If any of Issuer’s Accounts should be evidenced by promissory notes, trade acceptances, or other instruments for the payment of money, Issuer will immediately deliver same to Subscriber, appropriately endorsed to Subscriber’s order and, regardless of the form of such endorsement, Issuer hereby waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto.

Section 11.09                                   If any goods are at any time in the possession of a bailee, Issuer shall promptly notify Subscriber thereof and, if requested by Subscriber, shall promptly obtain an acknowledgment from the bailee, in form and substance satisfactory to Subscriber, that the bailee holds such Collateral for the benefit of Subscriber and shall act upon the instructions of Subscriber, without the further consent of Issuer.  Subscriber agrees with Issuer that Subscriber shall not give any such instructions unless an Event of Default has occurred and is continuingor would occur after taking into account any action by Issuer with respect to the bailee.

Section 11.10                                   If Issuer is at any time a beneficiary under a letter of credit now or hereafter issued in favor of Issuer, Issuer shall promptly notify Subscriber thereof and, at the request and option of Subscriber, Issuer shall, pursuant to an agreement in form and substance satisfactory to Subscriber, either (a) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Subscriber of the proceeds of any drawing under the letter of credit, or (b) arrange for Subscriber to become the transferee beneficiary of the letter of credit, with Subscriber agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied  in the same manner as any other payment on an Account.

Section 11.11                                   If Issuer shall at any time hold or acquire a commercial tort claim, Issuer shall immediately notify Subscriber in a writing signed by Issuer of the brief details thereof and grant to Subscriber in such writing a security interest therein, and in the proceeds  thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Subscriber.

Section 11.12                                   Issuer will promptly pay when due all taxes and assessments upon the Collateral or for its use or operation or upon this Agreement, or upon any note or notes evidencing the Obligations, and will, at the request of Subscriber, promptly furnish Subscriber the receipted bills therefor.  At its option, Subscriber may discharge taxes, Liens or other encumbrances at any time levied or placed on the Collateral, may pay for insurance on the Collateral and may pay for the maintenance and preservation of the Collateral.  Issuer agrees to reimburse Subscriber on demand for any payments made, or any expenses incurred by Subscriber pursuant to the foregoing authorization, and upon failure of the Issuer so to reimburse Subscriber, any such sums paid or advanced by Subscriber shall be deemed secured by the Collateral and constitute part of the Obligations.  Issuer shall not abandon any patent application without consent of Subscriber, in writing, and Issuer shall continue to prosecute its patent applications in good faith, paying all legal fees and government fees as they become due.

Section 11.13                                  Issuer will immediately notify Subscriber upon receipt of notification of any potential or known release or threat of release of Hazardous Substance from any site operated by Issuer or of the incurrence of any expense or loss in connection therewith or with the Issuer’s obtaining knowledge of any investigation, action or the incurrence of any expense or loss by any governmental authority in connection with the assessment, containment or removal of any Hazardous Substance for which expense or loss the Issuer may be liable.

Section 11.14                                   Except for Subscriber’s proven gross negligence or willful misconduct, Issuer will indemnify and save Subscriber harmless from all loss, costs, damage, liability or expenses (including, without limitation, court costs and reasonable attorneys’ fees) that Subscriber may sustain or incur by reason of defending or protecting this security interest or the priority thereof or enforcing the Obligations, or in the prosecution or defense of any action or proceeding concerning any matter growing out of or in connection with this Agreement and/or any other documents now or hereafter executed in connection with this Agreement and/or the Obligations and/or the Collateral.  This indemnity shall survive the repayment of the Obligations and the termination of Subscriber’s agreement to make the Loan available to Issuer and the termination of this Agreement.

Section 11.15                                   At the option of Subscriber, Issuer will furnish to Subscriber, from time to time, within five days after the accrual in accordance with applicable law of Issuer’s obligation to make deposits for F.I.C.A. and withholding taxes and/or sales taxes, proof satisfactory to Subscriber that such deposits have been made as required.

Section 11.16                                   Should Issuer fail to make any of such deposits or furnish such proof then Subscriber may, in its sole and absolute discretion, (a) make any of such deposits or any part thereof, (b) pay such taxes, or any part thereof, or (c) set up such reserves as Subscriber, in its judgment, shall deem necessary to satisfy the liability for such taxes.  Each amount so deposited or paid shall constitute an advance under the terms hereof, repayable on demand with interest, as provided herein, and secured by all Collateral and any other property at any time pledged by Issuer with Subscriber.  Nothing herein shall be deemed to obligate Subscriber to make any such deposit or payment or set up such reserve and the making of one or more of such deposits or payments or the setting up of such reserve shall not constitute (i) an agreement on Subscriber’s part to take any further or similar action, or (ii) a waiver of any default by Issuer under the terms hereof.

Section 11.17                                   All advances by Subscriber to Issuer under this Agreement constitute one Loan, and all indebtedness of Issuer to Subscriber under this and under any other Loan Documentconstitute one general Obligation.  Any and all advances to Issuer hereunder or otherwise shall be made upon the security of all of the Collateral held and to be held by Subscriber.  It is distinctly understood and agreed that all of the rights of Subscriber contained in this Agreement shall likewise apply, insofar as applicable, to any modification of or supplement to this Agreement and to any other Loan Document.  Any default of this Agreement by Issuer shall constitute, likewise, a default by Issuer of each other Loan Document, and any default by Issuer of any remaining Loan Documentshall constitute a default of this Agreement.  The entire Obligation of Issuer to Subscriber shall become due and payable when payments become due and payable hereunder upon termination of this Agreement.

Section 11.18                                   Issuer will, at its expense, upon request of Subscriber promptly and duly execute and deliver such documents and assurances and take such actions as may be necessary or desirable or as Subscriber may request in order to correct any defect, error or omission which may at any time be discovered or to more effectively carry out the intent and purpose of this Agreement and to establish, perfect and protect Subscriber’s security interest, rights and remedies created or intended to be created hereunder.  Without limiting the generality of the above, Issuer will join with Subscriber in executing notices appropriate under applicable Federal or state law in form satisfactory to Subscriber and filing the same in all public offices and jurisdictions wherever and whenever requested by Subscriber.

Section 11.19                                   Issuer shall promptly notify Subscriber in writing of any litigation, proceeding, or counterclaim against, or of any investigation of, Issuer if:  (a) the outcome of such litigation, proceeding, counterclaim, or investigation may materially and adversely affect the finances or operations of Subscriber or title to, or the value of, any Collateral; or (b) such litigation, proceeding, counterclaim, or investigation questions the validity of this Agreement or any action taken, or to be taken, pursuant to this Agreement, Issuer shall furnish to Subscriber such information regarding any such litigation, proceeding, counterclaim, or investigation as Subscriber shall request.

Section 11.20                                  In connection with the Subscriber’s exercise of the Subscriber’s rights after the occurrence ofand during the continuance ofan Event of Default, the Subscriber may enter upon any premises or place of business which Issuer presently has or may hereafter have and where any Collateral may be located for the purpose of accessing such Collateral.  The Subscriber shall not be required to remove any of the Collateral from any such premises upon the Subscriber’s taking possession thereof, and may render any Collateral unusable to the Issuer.  In no event shall the Subscriber be liable to the Issuer for any rental for any access, use or occupancy by the Subscriber of any such premises pursuant to this Agreement.

Section 11.21                                  Any and all instruments, documents, policies and certificates of insurance, securities, goods, accounts, choses in action, general intangibles, chattel papers, cash, property and the proceeds thereof (whether or not the same are Collateral or proceeds thereof hereunder) owned by Issuer or in which Issuer has an interest, which now or hereafter are at any time in possession or control of Subscriber or in transit by mail or carrier to or from Subscriber or in the possession of any third party acting in Subscriber’s behalf, without regard to whether Subscriber received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Subscriber had conditionally released the same, shall constitute additional security for the Obligations and may be applied at any time following the occurrence of and during the continuance ofan Event of Default, to any Obligations.

Section 11.22                                  Issuer shall pay to Subscriber on demand any and all reasonable counsel fees and other expenses incurred by Subscriber in connection with the preparation, interpretation, enforcement, administration or amendment of this Agreement, or of any documents relating thereto, and any and all expenses, all attorneys’ fees and expenses, and all other expenses of like or unlike nature which may be expended by Subscriber to obtain or enforce payment of any Account either as against the account debtor, Issuer, or any guarantor or surety of Issuer or in the prosecution or defense of any action or concerning any matter growing out of or connected with the subject matter of this Agreement, the Obligations or the Collateral or any of Subscriber’s rights or interests therein or thereto, including, without limiting the generality of the foregoing, any reasonablecounsel fees or expenses incurred in any bankruptcy or insolvency proceedings and all costs and expenses incurred or paid by Subscriber in connection with the administration, supervision, protection or realization on any security held by Subscriber for the debt secured hereby, whether such security was granted by Issuer or by any other Person primarily or secondarily liable (with or without recourse) with respect to such debt, and all reasonable costs and expenses incurred by Subscriber in connection with the defense, settlement or satisfaction of any action, claim or demand asserted against Subscriber in connection with the debt secured hereby, all of which amounts shall be considered advances to protect Subscriber’s security, and shall be secured hereby.  Issuer shall also pay Subscriber a $15,000 Loan facility fee, payable from the proceeds of the first Note(s).

Section 11.23                                  Issuer does hereby make, constitute and appoint any officer or agent of Subscriber as Issuer’s true and lawful attorney−in−fact, with power to endorse the name of Issuer or any of Issuer’s officers or agents upon any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under any policy of insurance on the Collateral) or Collateral that may come into possession of Subscriber in full or part payment of any amounts owing to Subscriber; to sign and endorse the name of Issuer or any of Issuer’s officers or agents upon any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts, and any instrument or documents relating thereto or to Issuer’s rights therein; to give written notice to such office and officials of the United States Post Office to effect such change or changes of address so that all mail addressed to Issuer may be delivered directly to Subscriber; granting upon Issuer’s said attorney full power to do any and all things necessary to be done in and about the premises as fully and effectually as Issuer might or could do, and hereby ratifying all that said attorney shall lawfully do or cause to be done by virtue hereof.  Neither Subscriber nor the attorney shall be liable for any acts or omissions nor for any error of judgment or mistake, except for their gross negligence or willful misconduct.  This power of attorney shall be irrevocable for the term of this Agreement and all transactions hereunder and thereafter as long as Issuer may be indebted to Subscriber. Subscriber agrees not to exercise the foregoing power of attorney prior to the occurrence of an Event of Default which is continuing.

Section 11.24                                Issuercovenants and agrees that during the term of this Agreement, neither Issuer nor any of its employees or agents or Affiliates shall, directly or indirectly, by operation of law or otherwise, knowingly cause or permit (a) any of the funds or properties of Issuer or any of its Affiliates that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, any Person subject to sanctions or trade restrictions under United States law (“Embargoed Person”or “Embargoed Persons”) that is identified  on (i) the “List of Specially Designated Nationals and Blocked Persons” (the “SDN List”) maintained by OFAC and/or on any other similar list (“Other List”) maintained by OFAC pursuant to any authorizing statutes including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the investment of such funds in Issuer (whether directly or indirectly) is prohibited by law, or the Loan made by Subscriber would be in violation of law, or (ii) the Executive Order, any related enabling legislation or any other similar Executive Orders, or (b) any Embargoed Person to have any direct or indirect interest, or any nature whatsoever in Issuer or any of its Owners or Affiliates, with the result that the investment in Issuer (whether directly or indirectly) is prohibited by law or any of the transactions contemplated hereunder is in violation of law.

Section 11.25                                  Issuer covenants and agrees during the term of this Agreement, to comply with all applicable laws, rules, regulations and orders of any governmental authority (including but not limited to compliance with the Securities Act and the Securities Exchange Act) noncompliance with which could materially adversely affect its business or condition, financial or otherwise, except non-compliance being contested in good faith through appropriate proceedings so long as the Issuer shall have set up and funded sufficient reserves, if any, required under generally accepted accounting principles with respect to such items.  Issuer further covenants and agrees that during the term of this Agreement, Issuer shall comply in all respects with all Securities and Exchange Commission requirements currently applicable to Issuer and other OTC reporting and other requirements currently applicable to Issuer and/or its Shares.

12.            ISSUER’S NEGATIVE COVENANTS.  Issuer will not at any time:

Section 12.01                                 Issue evidence of Debt or suffer to exist Debt in addition to the Obligations, except (a) Debt or liabilities of Issuer other than for money borrowed, incurred or arising in the ordinary course of business, or (b) Debt related to Permitted Liens;

Section 12.02                                  After there has occurred an Event of Default which has not been cured, Issuer shall not make any distributions or dividends to its Owners whatsoever at any time after there has occurred an Event of Default which has not been cured;

Section 12.03                                  Sell, assign, exchange, license or otherwise dispose of or encumber any of the Collateral, other than Collateralconsisting ofscrap, waste, defective goods and the like; obsolete goods; finished goods sold in the ordinary course of business or any interest therein to any Person; andEquipment which is no longer required or deemed necessary for the conduct of Issuer’s business, so long as Issuer receives therefor a sum substantially equal to such Equipment’s fair value;

Section 12.04                                  Create, permit to be created or suffer to exist any Lien upon any of the Collateral or any other property of Issuer, now owned or hereafter acquired, except: (a) landlords’, carriers’, warehousemen’s, mechanics’ and other similar liens arising by operation of law in the ordinary course of Issuer’s business; (b) arising out of pledge or deposits under worker’s compensation, unemployment insurance, old age pension, social security, retirement benefits or other similar legislation; (c) purchase money Liens arising in the ordinary course of business (so long as the Debt secured thereby does not exceed the lesser of the cost or fair market value of the property subject thereto, and such Lien extends to no other property); (d) Liens for unpaid taxes that are either (i) not yet due and payable, or (ii) the subject of Permitted Protests; (e) Liens which are the subject of Permitted Protests; (f) those Liens and encumbrances set forth on attached Schedule 12.04; (g) in favor of Subscriber; and (h) other Liens and encumbrances approved by Subscriber in writing and subject to subordination and intercreditor agreements as approved by Subscriber (collectively, “Permitted Liens”);

Section 12.05                                  Pay or make any distribution on account of (except as permitted under Section 12.02) any class of Issuer’s ownership interest in cash or in property (other than additional ownership interest), or redeem, purchase or otherwise acquire, directly or indirectly, any of the ownership interests;

Section 12.06                                  Make any loans or advances to any Person, including without limitation Issuer’s directors, officers and employees, except advances to officers or employees with respect to expenses incurred by them in the ordinary course of their duties which are properly reimbursable by Issuer and are consistent with past practice;

Section 12.07                                  Assume, guaranty, endorse or otherwise become directly or contingently liable in respect of (including without limitation by way of agreement, contingent or otherwise, to purchase, provide funds to or otherwise invest in a debtor or otherwise to assure a creditor against loss), any Debt (except guarantees by endorsement of instruments for deposit or collection in the ordinary course of business and guarantees in favor of Subscriber) of any other Person.

Section 12.08                                  (a) Use any Loan proceeds to purchase or carry any “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or (b) invest in or purchase any stock or securities of any Person except readily marketable direct obligations of, or obligations guaranteed by, the United States of America or any agency thereof;

Section 12.09                                  Enter into any lease or other transaction with any Owner, officer of  Issuer or Affiliate on terms any less favorable than those which might be obtained at the time from Persons who are not such an Owner, officer of Issuer or Affiliate;

Section 12.10                                   Sell, transfer or otherwise dispose of any stock or other ownership interest of any subsidiary of Issuer; or

Section 12.11                                  (a) Except as set forth on Schedule 12.11, merge or consolidate with or into any Person, (b) acquire all or substantially all of the assets of any Person, (c) enter into any joint venture or partnership with any Person; (d) convey, lease or sell all or any material portion of its property or assets or business to any other Person, except for the sale of Inventory in the ordinary course of its business; or (e) convey, lease or sell any of its assets to any Person for less than the fair market value thereof.

Section 12.12                                  Authorize or issue, or obligate itself to issue, any shares of capital stock or any equity security or preferred stock that is senior to, or pari passu with, the rights of the Note holder in and to the Collateral upon a liquidation or dissolution of the Issuer, including any other security convertible into or exercisable for any such security of the Issuer.

13.            RIGHT TO PARTICIPATE IN SUBSEQUENT FINANCINGS.

(a)            The Issuer covenants and agrees that it shall not until the later of (I) the first anniversary following the Closing Date, and (II) the date that the Note is either paid in full or converted into Shares, issue or sell any (A) shares of capital stock of the Issuer (including but not limited to Shares), (B) securities convertible into or carrying any rights to purchase capital stock of the Issuer (including but not limited to Shares), or (C) options, warrants or other rights to subscribe for, purchase or otherwise acquire any capital stock of the Issuer (including but not limited to Shares), or (D) debt financing, unless the Issuer first submits a written offer to the Subscriber to permit it to purchase its “Proportionate Share” of such securities (as defined below) on terms and conditions, including price, not less favorable to the Subscriber than those offered to such other prospective purchaser (the “Buyer”).  Such notice shall be delivered to the address of Subscriber as set forth on the Issuer’s securities record book and shall identify the Buyer (to the extent known), describe the securities proposed to be issued by the Issuer, specify price and payment terms and any other material terms related thereto and shall include any offer letter, term sheet and related correspondence between the Issuer or its representatives and the Buyer.  Subscriber shall have the right to elect to purchase a number of such securities (or participate in such debt financing), as the case may be, based on the ratio which the Shares owned by the Subscriber or obtainable by the Subscriber upon conversion of any rights to acquire Shares and exercise of Warrants bears to all the issued and outstanding Shares owned by all stockholders or obtainable by all holders of Issuer securities (including the Subscriber) upon conversion of any rights to acquire Shares (the “Proportionate Share”).  The Issuer’s offer to the Subscriber shall remain open for a period of fourteen days following receipt of the written notice to the Subscriber.  In the event Subscriber elects to acquire its Proportionate Share of the securities offered by the Issuer pursuant to this Section 13, the closing of such purchase shall take place no later than the thirtieth day from the date of the Subscriber’s acceptance notice, unless otherwise any agreed to in writing by the Subscriber and the Issuer.  Notwithstanding the foregoing, the Issuer or the Subscriber electing to acquire its Proportionate Share may abandon such sale or purchase without liability in the event the pending sale described in the notice from the Issuer referred to above is abandoned for any reason.

(b)            Any securities offered to the Subscriber pursuant to this section which Subscriber has not elected to purchase within the time fixed herein may, within ninety days after the date for making such election, be sold by the Issuer at not less than the same price and upon terms not materially less favorable to the Issuer than were offered to the Subscriber provided, however, that if such third party sale or sales are not consummated within such 90-day period, the Issuer shall not sell such securities as shall not have been so purchased without again complying with the provisions of this Section 13.  Notwithstanding the above, the Issuer may from the date hereof, without offering or having offered such securities to the Subscriber, issue or grant (i) stock options to employees or contractors approved by Issuer’s Board of Directors; (ii) any Shares or securities convertible into Shares issued for or in connection with any joint venture, strategic partnering, merger, or stock or asset acquisition approved by Issuer’s Board of Directors; (iii) any Shares issuable upon conversion of the Notes or upon exercise of the Warrants; and (iv) any Shares issuable upon conversion of the securities identified in the Form 10-SB; (v) any exercise of rights which when issued, were the subject of an offering with respect to which the Issuer complied with the requirements of this Section 13, or such requirements were waived by the Subscriber in accordance with Section 13(d).

(c)            Issuer shall not issue any securities without the consent of a majority of its Board of Directors or approval of a higher percentage of its Board of Directors if required by the terms of its certificate of incorporation or any other agreement to which it is a party or by which it is bound.

(d)            Notwithstanding the foregoing, the Subscriber may in writing waive the provisions of Section 13(a) and (b), provided however, that such waiver shall not be permitted with respect to any offering of securities in which more than 50% of the securities are sold to the Subscriber or its Affiliates.

14.            COVENANTS RELATING TO REGISTRATION OF SHARES.

Section 14.1 Registration Obligation.

(a)
The Issuer represents and warrants that it will file a Registration Statement promptly following the clearing of all comments on the Issuer’s Form 10-SB filed with the SEC on October 4, 2007, and that it will use its best efforts to have such Registration Statement become effective promptly after the date of filing, and in any event to become effective not later than 150 days following the Closing Date.  Such Registration Statement will include to register under the Securities Act all Conversion Shares and all Warrant Shares provided that the amount of Conversion Shares and Warrant Shares shall be limited to not less than 100% of the maximum amount of common stock which may be included in a single registration statement without exceeding registration limitations imposed by the SEC pursuant to Rule 415 of the Securities Act.  In the event that less than all of the initial registrable securities are included in the Registration Statement as a result of the limitation described in Section 14.1(a), then the Issuer will file within fourteen days of such limits being triggered, an additional registration statement each registering the amount permitted under Rule 415 until all of the Conversion Shares and Warrant Shares have been registered, such registration statements to be effective within forty-five days of the filing thereof.

(b)
The Issuer’s obligation to register all Conversion Shares and all Warrant Shares shall, notwithstanding any other provision of this Agreement, be deemed satisfied  when, and only when, (i) a Registration Statement or Registration Statements covering all Conversion Shares and all Warrant Shares shall have become effective, or (ii) such time as all of the Conversion Shares and Warrant Shares are no longer, by reason of Rule 144(k) under the Securities Act, required to be registered for the sale thereof by such holders (provided that if clause (ii) applies, Issuer shall provide Subscriber with an opinion letter as to same in form and from counsel each satisfactory to Subscriber and Issuer’s transfer agent and Issuer’s obligation to so register such Conversion Shares and Warrant Shares shall not be deemed satisfied until such satisfactory opinion is provided); except as expressly provided in this Section 14(b).  In the event that a Registration Statement or Registration Statements to register all the Conversion Shares and all Warrant Shares has (or have) not become effective within 150 days following the Closing Date (for whatever reason), it will be deemed an Event of Default under this Agreement, and Subscriber will be entitled to, without limitation, the benefit of the provisions of Section 14(c), in addition to any other remedies as provided in this Agreement, any of the remaining Loan Documents, or otherwise by law.

(c)
In the event that a Registration Statement or Registration Statements to register all Conversion Shares and all Warrant Shares has not become effective by that date 150 days following the Closing Date unless clause (ii) of Section 14.1(b) applies including satisfaction of the opinion letter condition described therein, then whether or not Issuer used its best efforts to meet such deadline, the Subscriber shall be entitled to liquidated damages on demand, payable in cash by wire transfer according to wiring instructions given by Subscriber to Issuer, in the amount equal to 1% of the Loan Amount, for each thirty days, pro rated daily, that such Registration Statement(s) are not effective by such 150-day deadline or until clause (ii) of Section 14.1(b) applies including satisfaction of the opinion letter condition described therein. Notwithstanding the remaining provisions of this Section 14.1(c), liquidated damages under the provisions of this paragraph shall not be imposed for a period beyond a maximum of six 30-day periods.

Section 14.2
Registration Procedures.  If and whenever the Issuer is required by the provisions of Section 14.1 to effect the registration of Conversion Shares and/or Warrant Shares under the Securities Act, the Issuer will, at its expense, as expeditiously as possible:

(a)
In accordance with the Securities Act and the rules and regulations of the SEC, prepare and file with the SEC a Registration Statement with respect to the Conversion Shares and Warrant Shares and use its best efforts to cause such Registration Statement to become and remain effective until the Conversion Shares and Warrant Shares covered by such Registration Statement have been sold, but for no longer than twelve months subsequent to the effective date of such registration, and prepare and file with the SEC such amendments to such Registration Statement and supplements to the prospectus contained therein as may be necessary to keep such Registration Statement effective and such Registration Statement and prospectus accurate and complete until the Conversion Shares and Warrant Shares covered by such Registration Statement has been sold, but for no longer than twelve months subsequent to the effective date of such registration;

(b)
If the offering is to be underwritten in whole or in part, enter into a written underwriting agreement in form and substance reasonably satisfactory to the managing underwriter, if any, of the public offering and the Subscriber;

(c)
Furnish to the Subscriber and to the underwriters such reasonable number of copies of the Registration Statement, preliminary prospectus, final prospectus and such other documents as such underwriters and the Subscriber may reasonably request in order to facilitate the public offering of such securities;

(d)
Use its best efforts to register or qualify the Conversion Shares and the Warrant Shares covered by such Registration Statement under such state securities or blue sky laws of such jurisdictions (i) as shall be reasonably appropriate for the distribution of the Conversion Shares and Warrant Shares covered by such Registration Statement or (ii) as the Subscriber and underwriters may reasonably request within ten  days following the original filing of such Registration Statement, except that the Issuer shall not for any purpose be required to execute a general consent to service of process, to subject itself to taxation, or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

(e)
Notify the Subscriber promptly after it shall receive notice thereof, of the date and time when such Registration Statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

(f)
Notify the Subscriber promptly of any request by the SEC or any state securities commission or agency for the amending or supplementing of such Registration Statement or prospectus or for additional information;

(g)
Prepare and file with the SEC, promptly upon the request of the Subscriber or any other participating holder of Shares for which registration is sought by such Registration Statements, any amendments or supplements to such Registration Statement or prospectus which, in the opinion of counsel representing the Issuer in such Registration, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Shares being registered thereby, by such participating holders of Shares, including the Subscriber, but for no longer than twelve months subsequent to the effective date of such registration;

(h)
Prepare and promptly file with the SEC, and promptly notify such participating holders of Shares for which registration is sought by such Registration Statements, including the Subscriber, of the filing of, such amendments or supplements to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such Shares is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(i)
In case any of such participating holders of Shares, including the Subscriber, or any underwriter for any such holders of Shares is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations of the SEC, prepare promptly upon request such amendments or supplements to such Registration Statement and such prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;

(j)
Advise such participating holders of Shares, including the Subscriber, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC or any state securities commission or agency suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(k)
At the request of the Subscriber (i) furnish to the indemnitors, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement, copies of any opinion, dated such date, of the counsel representing the Issuer for the purposes of such registration, (which opinion need only be addressed to the underwriters), if any, covering such matters with respect to the registration statement, the prospectus and each amendment or supplement thereto, proceedings under state and Federal securities laws, other matters relating to the Issuer, the securities being registered and the offer and sale of such securities as are customarily the subject of opinions of issuer’s counsel provided to underwriters in underwritten public offerings and (ii) use its best efforts to furnish to the Subscriber a letter dated each such effective date and such closing date, from the independent certified public accountants of the Issuer, addressed to the underwriters, if any, and to the Subscriber, stating that they are independent certified public accountants within the meaning of the Securities Act and dealing with such matters as the underwriters may request, or, if the offering is not underwritten, that in the opinion of such accountants the financial statements and other financial data of the Issuer included in the Registration Statement or the prospectus or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act, and additionally covering such other financial matters, including information as to the period ending not more than five business days prior to the date of such letter with respect to the Registration Statement and prospectus, as the Subscriber may reasonably request;

(l)            Maintain its OTC listing for the Shares and continue to maintain the qualification of the Shares being registered on the OTC system.

Section 14.3                                 Expenses.

(a)
With respect to each registration effected pursuant to Section 14.1, all fees, costs and expenses of and incidental to such registration and the public offering in connection therewith shall be borne by the Issuer, as set forth in paragraph 14.3(b); provided, however, (i) that holders of Shares being registered thereby, including the Subscriber, and other holders of the Shares participating in any such registration shall bear their pro rata share of the underwriting discounts and selling commissions, and (ii) any such fee, cost or expense which does not constitute a fee, cost or expense customary in such a registration and which is attributable solely to one holder of such Shares or other holder of Shares participating in any such registration shall be borne by that holder.

(b)
The fees, costs and expenses of registration to be borne as provided in paragraph 14.3(a) above, shall include, without limitation, all registration, filing and OTC fees, fees of any other governmental authority, printing expenses, fees and disbursements of counsel and accountants for the Issuer, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Issuer and/or selling security holders are otherwise required to bear such fees and disbursements), all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, reasonable fees and disbursements of counsel for the Subscriber and the premiums and other costs of policies of insurance insuring the Issuer against liability arising out of such public offering.

Section 14.4                                 Indemnification and Contribution.

(a)
The Issuer will indemnify and hold harmless the Subscriber if any Conversion Shares or Warrant Shares are included in a Registration Statement pursuant to the provisions of this Agreement, and any underwriter (as defined in the Securities Act) for the Subscriber, and any Person who controls the Subscriber or such underwriter within the meaning of the Securities Act, and each of their successors, from and against, and will reimburse the Subscriber and each such underwriter and controlling Person with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs and expenses to which the Subscriber or any such underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or allegedly untrue statement of any material fact contained in such Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of any violation by the Issuer of any rule or regulation under the Securities Act applicable to the Issuer and relating to action or inaction required of the Issuer in connection with such registration; provided, however, that the Issuer will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in conformity with information furnished by the Subscriber, such underwriter or controlling Person in writing specifically for use in the preparation thereof; and provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; and provided further, that if any claim, action, demand, loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission contained in any preliminary prospectus which did not appear in the final prospectus and if the Subscriber delivered a copy of the preliminary prospectus to the person alleging damage and failed to deliver a copy of the final prospectus to such persons, the Issuer shall not be liable with respect to the claims of such person.

(b)
Promptly after receipt by the Subscriber of actual knowledge or notice of the commencement of any action involving the subject matter of the indemnity provisions under Section 14.4(a), the Subscriber will, if a claim thereof is to be made against the Issuer pursuant to the provisions of paragraph 14.4(a), notify the Issuer of the commencement thereof; but the omission so to notify the Issuer will not relieve it from any liability which it may have to the Subscriber otherwise than under this Section 14.4 and shall not relieve the Issuer from liability under this Section 14.4 unless the Issuer is prejudiced by such omission. In case such action is brought against the Subscriber and the Subscriber notifies the Issuer of the commencement thereof, the Issuer shall have the right to participate in, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to the Subscriber, and after notice from the Issuer to the Subscriber of its election so to assume the defense thereof, the Issuer will not be liable to the Subscriber pursuant to the provisions of such paragraph 14.4(a) for any legal or other expense subsequently incurred by the Subscriber in connection with the defense thereof other than reasonable costs of investigation.  Notwithstanding the foregoing, the Subscriber shall have the right to retain its or her own counsel, with the fees and expenses to be paid by the Issuer, if representation of the Subscriber by the counsel retained by the Issuer would be inappropriate due to actual or potential differing interests, as reasonably determined by either party, between the Subscriber and any other party represented by such counsel in such proceeding.  The Issuer shall not be liable to the Subscriber for any settlement of any action or claim without the consent of the Issuer, provided that the Issuer may not unreasonably withhold its consent to any such settlement.  The Issuer will not consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Subscriber of a release from all liability in respect to such claim or litigation.

(c)	In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Shares exercising rights under this Agreement, or any controlling Person of any such holder of Shares, makes a claim for indemnification pursuant to this Section 14.4 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 14.4 provides for the indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder of Shares or any such controlling Person in circumstances for which indemnification was provided under this Section 14.4; then, and in each case, the Issuer and each such holder of Shares will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder of Shares is responsible for the portion represented by the percentage that the public offering price of its Shares offered by the Registration Statement bears to the public price of all securities offered by such Registration Statement, and the Issuer is responsible for the remaining portion; provided, however, that, in any such case, (A) no Person or entity guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) will be entitled to contribution from any Person or entity was not guilty of such fraudulent misrepresentation and (B) no holder of Shares will be required to contribute any amount in excess of the proceeds of such holder of Shares offered by it pursuant to such Registration Statement.

(d)
In the event of any conflict between the provision of this Section 14.4 and the provisions of any indemnity agreement entered into by any holder of Shares in conjunction with any such Registration Statement, the provisions of such indemnity agreement shall govern and control.

Section 14.5                                 Reporting Requirements Under Securities Exchange Act of 1934.  The Issuer shall maintain the registration of its Shares under Section 12 of the Securities Exchange Act and shall keep effective such registration and shall timely file such information, documents and reports as the SEC may require or prescribe under Section 13 of the Securities Exchange Act.  The Issuer  shall use its best efforts to (whether or not it shall then be required to do so) timely file such information, documents and reports as the SEC may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Securities Exchange Act. Immediately upon becoming subject to the reporting requirements of either Section 13 or 15(d) of the Securities Exchange Act, the Issuer shall forthwith upon request furnish the Subscriber or any other holder of Shares being so registered (i) a written statement by the Issuer that it has complied with such reporting requirements, (ii) a copy of the most recent annual or quarterly report of the Issuer, and (iii) such other reports and documents filed by the Issuer with the SEC as the Subscriber or such holder of Shares may reasonably request in availing itself of an exemption for the sale of Shares, Conversion Shares or Warrant Shares without registration under the Securities Act.  The Issuer acknowledges and agrees that the purposes of the requirements contained in this Section 14.5 are (a) to enable any of Subscriber or such other holder of such Shares to comply with the current public information requirement contained in Paragraph (c) of Rule 144 under the Securities Act should the Subscriber or such other holder of Shares ever wish to dispose of any of the securities of the Issuer acquired by it without registration under the Securities Act in reliance upon Rule 144 (or any other similar or successor exemptive provision), and (b) to qualify the Issuer for the use of Registration Statements on Form S-3.  In addition, the Issuer shall take such other measures and file such other information, documents and reports, as shall hereafter be required by the SEC as a condition to the availability of Rule 144 under the Securities Act (or any similar or successor exemptive provision hereafter in effect) and the use of Form S-3.  The Issuer also covenants to use its best efforts, to the extent that it is reasonably within its power to do so, to qualify for the use of Form SB-2 or Form S-3.  From and after the effective date of the first Registration Statement filed by the Issuer which is first effective after the date hereof, the Issuer agrees to use its best efforts to facilitate and expedite transfers of Shares pursuant to Rule 144 under the Securities Act (or any similar or successor exemptive provision hereafter in effect), which efforts shall include timely notice to its transfer agent to expedite such transfers of Shares.

Section 14.6                                 Stockholder Information.  The Issuer may require Subscriber and each other holder of Shares as to which any registration is to be effected pursuant to this Agreement to furnish the Issuer in a timely manner such information with respect to Subscriber or such other holder of such Shares and the distribution of such Shares as the Issuer may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection therewith.

Section 14.7                                 Lock-Up Agreements.

(a)
Restrictions on Public Sale by the Company.  The Issuer agrees not to effect any public sale or other distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such equity securities, during the period (not to exceed ninety days) as requested by the managing underwriter, following the effective date of any underwritten public offering of Conversion Shares or Warrant Shares, except in connection with any such underwritten offering of any remaining portion of Conversion Shares or Warrant Shares not covered by the prior offering and except for equity securities issued pursuant to employee stock option or employee stock purchase plans or in conjunction with any merger or consolidation with, or acquisition of the stock or assets of, any other entity.

(b)
Restrictions on Public Sale by Subsequent Holders.  Except in the public offering registered under the Securities Act, the Issuer shall not issue or sell any equity security unless each recipient thereof agrees in writing with the Issuer not to offer to sell or sell such equity security during a period specified by the Issuer and the underwriter thereof (not to exceed ninety days), except in conjunction with such underwritten offering.

Section 14.8                                 Other Registration Rights.  The Issuer shall not grant to any third party any registration rights which would interfere with or delay the exercise by the Subscriber of its registrations rights hereunder, so long as any of the registration rights under this Agreement remains in effect, unless such rights are (i) subordinate to the rights of the Subscriber or (ii) approved in writing by the Subscriber in its sole discretion, which approval may require that such rights be granted only pursuant to an amendment or restatement of this Agreement.

15.            SUBSCRIBER’S REPRESENTATIONS AND WARRANTIES.

The Subscriber represents and warrants to the Issuer that:

(a)            The Subscriber has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Subscriber and is the legal, valid and binding obligation of the Subscriber enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent transfer or other similar law affecting creditors’ rights generally, and subject to principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, election of remedies, estoppel and other similar doctrines affecting the enforceability of agreements generally, regardless of whether considered in a proceeding in equity or at law.

(b)            The Subscriber has been advised that the Note and Warrants have not been registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available.

(c)            The Subscriber is purchasing the Note and Warrants to be acquired by theSubscriber hereunder for its own account and not with a view to, or for resale inconnection with, the distribution thereof in violation of the Securities Act.

(d)            The Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of the investment in the Note and Warrants, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time.

(e)            The Subscriber is an accredited investor as that term is defined inRegulation D under the Securities Act.

(f)            The Subscriber had and continues to have an opportunity (i) to question, and to receive information from the Issuer concerning the Issuer and the Subscriber’s purchase of the Note and Warrants each from the Issuer, and (ii) to obtain any and all additional information necessary to verify the accuracy of any information which the Subscriber deems relevant to make an informed investment decision as to the purchase of the Note and Warrants, provided in both cases that the Issuer possesses such information or can acquire it without unreasonable effort or expense.

16.            DEFAULT.

Section 16.01                                                                 Nothing contained in this section, or elsewhere in this Agreement, shall affect the demand nature of such of the Obligations as are by their terms, demand obligations, including, without limitation, the Loan under this Agreement.  The occurrence of an Event of Default shall not be a prerequisite for the Subscriber’s requiring payment of such Obligations upon the Maturity Date.

Upon the occurrence of any one or more of the following events (“Events of Default”), any and all Obligations of Issuer to Subscriber shall become immediately due and payable, at the option of Lender and without notice or demand.  The occurrence of any such Event of Default shall also constitute, without notice or demand, a default under all other Loan Documents, whether such agreements now exist or hereafter arise, namely:

(a)            The failure by Issuer to pay within five days of when due any amount due under this Agreement.

(b)            The failure by Issuer to pay within five days of when due any amount due under the Note.

(c)            The failure of Issuer to pay within five days of when due any other Obligations.

(c)            The failure by Issuer to promptly, punctually and faithfully perform, or observe any term, covenant or agreement on its part to be performed or observed pursuant to any of the provisions of this Agreementwhich failure continues for 14 days after written notice by Subscriber to Issuer(except for failure to perform or observe any of the provisions of Section 13 or Section 14.1, for which there shall be a default for failure to perform with no grace period).

(d)            Any representation or warranty heretofore, now or hereafter made by Issuer to Subscriber, in any documents, instrument, agreement, or paper was not true or accurate in any material respect when given.

(e)            The occurrence of any event such that any Debt exceeding $50,000of Issuer from any lender other than Subscriber could be accelerated, notwithstanding that such acceleration has not taken place.

(f)            The occurrence of any event which would cause a lien creditor, as that term is defined in Section 9−102 of the UCC, to take priority over advances made by Subscriber, which event is not satisfied within fifteen days.

(g)            A filing against or relating to Issuer of (i) a federal tax lien in favor of the United States of America or any political subdivision of the United States of America, or (ii) a state tax lien in favor of any state of the United States of America or any political subdivision of any such state.

(h)            The occurrence of any event of default under any of the remaining Loan Documents, whether such agreement now exists or hereafter arises (notwithstanding that Subscriber may not have exercised its rights upon default under any such other agreement).

(i)            Any act by, against, or relating to Issuer, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee or other Person, pursuant to court action or otherwise, over all, or any part of Issuer’s property.

(j)            The granting of any trust mortgage or execution of an assignment for the benefit of the creditors of Issuer, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for Issuer, the failure by Issuer to generally pay the debts of Issuer as they mature; adjudication of bankruptcy or insolvency relative to Issuer; the entry of an order for relief or similar order with respect to Issuer in any proceeding pursuant to the Bankruptcy Code or any other federal bankruptcy law; the filing of any complaint, application, or petition by or, if not dismissed within thirty days, against Issuer initiating any matter in which Issuer is or may be granted any relief from the debts of Issuer pursuant to the Bankruptcy Code or any other insolvency statute or procedure; the calling or sufferance of a meeting of creditors of Issuer; the meeting by Issuer of a formal or informal creditor’s committee; the offering by or entering into by Issuer of any composition, extension or any other arrangement seeking relief or extension for the debts of Issuer, or the initiation of any other judicial or non−judicial proceeding or agreement by, against or including Issuer which seeks or intends to accomplish a reorganization or arrangement with creditors.

(k)            The entry of any judgment against Issuer, which judgment is not satisfied or appealed from (with execution or similar process stayed) within 20 days of its entry.

(l)            The occurrence of any event or circumstance with respect to Issuer such that Subscriber shall believe in good faith that the prospect of payment of all or any part of the Obligations or the performance by Issuer under this Agreement is impaired or there shall occur any material adverse change in the business or financial condition of Issuer.

(m)            The entry of any court order which enjoins, restrains or in any way prevents Issuer from conducting all or any substantialpart of its business affairs in the ordinary course of business.

(n)            The service of any process upon Subscriber seeking to attach by trustee process any assets of Issuer in the Subscriber’s possession.

(o)            The occurrence of any uninsured loss, theft, damage or destruction to any material asset(s) of Issuer.

(p)            Any act by or against, or relating to Issuer or its assets pursuant to which any creditor of Issuer seeks to reclaim or repossess or reclaims or repossesses all or a material  portion of Issuer’s assets.

(q)            The termination of existence, dissolution, or liquidation of Issuer or the ceasing to carry on actively any substantial part of Issuer’s current business.

(r)            This Agreement shall, at any time after its execution and delivery and for any reason, cease (i) to create a valid and perfected first priority security interest in and to the property purported to be subject to this Agreement; or (ii) to be in full force and effect or shall be declared null and void, or the validity or enforceability hereof shall be contested by Issuer or any guarantor of Issuer denies it has any further liability or obligation hereunder.

(s)            Any of the following events occur or exist with respect to Issuer or any ERISA affiliate: (i) any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code) involving any Plan; (ii) any “reportable event” (as defined in Section 4043 of ERISA and the regulations issued under such Section) shall occur with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance exists which might constitute grounds entitling the Pension Benefit Guaranty Corporation (PBGC) to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, could in the opinion of Subscriber subject Issuer to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise.

(t)            The occurrence of any of the foregoing Events of Default with respect to any guarantor, endorser, or surety to Subscriber of the Obligations, as if such guarantor, endorser or surety, were the “Issuer” described therein.

(u)            Any guarantor or Person signing a guaranty or support agreement in favor of Subscriber shall repudiate, purport to revoke or fail to perform his obligations under such guaranty or support agreement in favor of Subscriber.

(v)            Issuer will take or participate in any action which would be prohibited under the provisions of any subordination agreement or make any payment with respect to indebtedness that has been subordinated pursuant to any subordination agreement.

17.	RIGHTS AND REMEDIES UPON DEFAULT; EXPENSES; POWER OF ATTORNEY.

Upon the occurrence and continuanceof an Event of Default or, if the Note is not then paid in full or converted in full, on the Maturity Date, the Subscriber shall have the following rights and remedies.

Section 17.01                               Subscriber may declare any obligation Subscriber may have hereunder to be cancelled, declare all Obligations of Issuer to be due and payable and proceed to enforce payment of the Obligations and to exercise any and all of the rights and remedies afforded to Subscriber by the UCC or under the terms of this Agreement or otherwise.  Upon the occurrence of, and during the continuance of, an Event of Default, the Issuer, as additional compensation to the Subscriber for its increased credit risk, promises to pay interest on all Obligations (including, without limitation, principal, whether or not past due, past due interest and any other amounts past due under this Agreement) at a per annum rate of 3 ½% greater than the Interest Rate, as defined in the Note.

Section 17.02                               Upon the filing of any complaint, application, or petition by or against the Issuer initiating any matter in which the Issuer is or may be granted any relief from the debts of the Issuer pursuant to the Bankruptcy Code, Subscriber’s obligation hereunder shall be canceled immediately, automatically, and without notice, and all Obligations of the Issuer then outstanding shall become immediately due and payable without presentation, demand, or notice of any kind to the Issuer.

Section 17.03                               Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Subscriber deems advisable, having due regard to compliance with any statute or regulation which might affect, limit or apply to the Subscriber’s disposition of the Collateral.  The Subscriber may conduct any such sale or other disposition of the Collateral upon the Issuer’s premises.  Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Subscriber shall provide the Issuer with such notice as may be practicable under the circumstances), the Subscriber shall give the Issuer at least the greater of the minimum notice required by law or seven days prior written notice of the date, time and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made.  The Subscriber may purchase the Collateral, or any portion of it at any such sale.

If the Subscriber sells any of the Collateral on credit, the Issuer will be credited only with payments actually made by the purchaser of such Collateral and received by the Subscriber.   If the purchaser fails to pay for the Collateral, the Subscriber may re-sell the Collateral and the Issuer shall be credited with the proceeds of the sale.

Section 17.04                               The Subscriber may require the Issuer to assemble the Collateral and make it available to the Subscriber at the Issuer’s sole risk and expense at a place or places which are reasonably convenient to both the Subscriber and the Issuer.

Section 17.05                               In connection with Subscriber’s exercise of Subscriber’s rights under this Agreement, Subscriber may enter upon, occupy and use any premises owned or occupied by Issuer, and may exclude Issuer from such premises or portion thereof as may have been so entered upon, occupied, or used by Subscriber.  Subscriber shall not be required to remove any of the Collateral from any such premises upon Subscriber’s taking possession thereof, and may render any Collateral unusable to Issuer.  In no event shall Subscriber be liable to Issuer for use or occupancy by Subscriber of any premises pursuant to this Agreement.

Section 17.06                               Issuer shall, following the occurrence of an Event of Default which is continuing, deliver to Subscriber, daily, a schedule in form and content satisfactory to Subscriber describing the invoices issued by Issuer since the last schedule submitted to Subscriber.  The schedules to be provided under this subsection are solely for the convenience of Subscriber in administering this Agreement and maintaining records of the Collateral.  Issuer’s failure to provide Subscriber with any such schedule shall not affect the security interest of Subscriber in such Accounts.

Section 17.07                               From and after the occurrence of an Event of Default which is continuing, Issuer will immediately, upon receipt of all checks, drafts, cash and other remittances in payment of any Inventory sold or in payment or on account of Issuer’s accounts, contracts, contract rights, notes, bills, drafts, acceptances, general intangibles, choses in action and all other forms of obligations, deliver the same to Subscriber accompanied by a remittance report in form specified by Subscriber.  Said proceeds shall be delivered to Subscriber in the same form received except for the endorsement of Issuer where necessary to permit collection of items, which endorsement Issuer agrees to make.  Subscriber will credit (conditional upon final collection) all such payments against the principal or interest of the Loan secured hereby; provided, however, for the purpose of computing interest, any items requiring clearance or payment shall not be considered to have been credited against the Loan secured hereby until threebusiness days after receipt by Subscriber of any such items.  The order and method of such application shall be in the sole discretion of Subscriber and any portion of such funds which Subscriber elects not to so apply shall be paid over from time to time by Subscriber to Issuer.   Subscriber will at all times have the right to require Issuer to enter into a lockbox arrangement with Subscriber for the collection of such remittances and payments.

Section 17.08                               Subscriber may at any time, after the occurrence of an Event of Default which is continuing, notify account debtors that Collateral has been assigned to Subscriber and that payments shall be made directly to or as directed by Subscriber.  Upon request of Subscriber at any timeafter an Event of Default which is continuing, Issuer will so notify such account debtors and will indicate on all billings to such account debtors that their Accounts must be paid directly to or as directed by Subscriber. After an Event of Default which is continuing, Subscriber shall have full power to collect, compromise, endorse, sell or otherwise deal with the Collateral or proceeds thereof in its own name or in the name of Issuer.

Section 17.09                               Borrower hereby appoints Lender as its attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower, Lender, or otherwise, from time to time in Lender’s discretion, to take any actions and to execute any instruments which Lender may deem necessary or desirable to obtain, adjust, make claims under, and otherwise deal with insurance required pursuant hereto and to receive, endorse, and collect any drafts or other instruments delivered in connection therewith.  This power of attorney shall be irrevocable for the term of this Agreement and all transactions hereunder and thereafter as long as Borrower may be indebted to Lender.  Lender agrees not to exercise the foregoing power of attorney until the occurrence of an Event of Default which is continuing.

18.              STANDARDS FOR EXERCISING REMEDIES.

To the extent that applicable law imposes duties on Subscriber to exercise remedies in a commercially reasonable manner, Issuer acknowledges and agrees that it is not commercially unreasonable for Subscriber (a) to fail to incur expenses reasonably deemed significant by Subscriber to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as Issuer, for expressions of interest in acquiring  all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of the Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties specifically to disclaim any warranties of title or the like, (k) to purchase insurance or credit enhancements to insure Subscriber against risks of loss, collection or disposition of Collateral or to provide to Subscriber a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Subscriber, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Subscriber in the collection or disposition of any of the Collateral. Issuer acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by Subscriber would not be commercially unreasonable in Subscriber’s exercise of remedies against the Collateral and that other actions or omissions by Subscriber shall not be deemed commercially unreasonable solely on account of not being indicated in this section.  Without limitation upon the foregoing, nothing contained in this section shall be construed to grant any rights to Issuer or to impose any duties on Subscriber that would not have been granted or imposed by this Agreement or by applicable law in the absence of this section.

19.              WAIVER OF JURY TRIAL.

ISSUER AND SUBSCRIBER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE OR HEREAFTER HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.  Issuer hereby certifies that neither Subscriber nor any of its representatives, agents or counsel has represented, expressly or otherwise, that Subscriber would not, in the event of any such suit, action or proceeding, seek to enforce this waiver of right to trial by jury.  Issuer acknowledges that it has read the provisions of this Agreement and in particular, this section; has consulted legal counsel; understands the right it is granting in this Agreement and is waiving in this section in particular; and makes the above waiver knowingly, voluntarily and intentionally.

20.              CONSENT TO JURISDICTION.

Issuer and Subscriber agree that any action or proceeding to enforce or arising out of this Agreement may be commenced in any court of the Commonwealth of Massachusetts sitting in the County of Middlesex, the County of Suffolk or in the District Court of the United States for the District of Massachusetts, and Issuer waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and confer personal jurisdiction if served by registered or certified mail to Issuer, or as otherwise provided by the laws of the Commonwealth of Massachusetts or the United States of America.

21.              TERMINATION

This Agreement may be terminated at any time by either party giving written notice of termination to the other party; provided, however, that unless and until any Loan made by the Subscriber to the Issuer hereunder and all other Obligations or commitments of the Subscriber under which an Obligation could arise, outstanding as of the time of giving or receipt as the case may be, of such notice by the Subscriber have been paid in full, such termination shall in no way affect the security interest or other rights and powers herein granted to the Subscriber, and until such payment in full the security interest of the Subscriber in all Inventory, Accounts and other Collateral of the Issuer, whether existing as of the time of such termination or thereafter arising, and all rights and powers herein granted to the Subscriber in respect thereof shall remain in full force and effect.  Until all of the Obligations of Issuer to Subscriber have been fully paid and satisfied and all commitments of the Subscriber under which an Obligation could arise have expired, Issuer shall fully comply with the terms and conditions of this Agreement as herein provided.  Prior to such payment in full of all of the Obligations of Issuer to Subscriber, this Agreement shall be a continuing agreement in every respect.

22.              MISCELLANEOUS.

Section 22.01                               No delay or omission on the part of Subscriber in exercising any rights shall operate as a waiver of such right or any other right. Waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.  All Subscriber’s rights and remedies, whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised singularly or concurrently.

Section 22.02                               This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties hereto; provided, however, that Issuer may not assign this Agreement or any rights or duties hereunder without Subscriber’s prior written consent and any prohibited assignment shall be absolutely void.  No consent to an assignment by Subscriber shall release Issuer from its Obligations.  Subscriber may assign this Agreement and its rights and duties hereunder and no consent or approval by Issuer is required in connection with any such assignment.  Subscriber reserves the right to sell, assign, transfer or negotiate in all or any part of, or any interest in Subscriber’s rights and benefits hereunder.  In connection with any assignment, Subscriber may disclose all documents and information which Subscriber now or hereafter may have relating to Issuer or Issuer’s business.  To the extent that Subscriber assigns its rights and obligations hereunder to another party, Subscriber thereafter shall be released from such assigned obligations to Issuer and such assignment shall effect a novation between Issuer and such other party.

Section 22.03                               Issuer agrees that any and all Loans made by Subscriber to Issuer or for its account under this Agreement shall be conclusively deemed to have been authorized by Issuer and to have been made pursuant to duly authorized requests therefor on its behalf.

Section 22.04                               Paragraph and section headings used in this Agreement are for convenience only, and shall not effect the construction of this Agreement.  If one or more provisions of this Agreement (or the application thereof) shall be invalid, illegal or unenforceable in any respect in any jurisdiction, the same shall not, invalidate or render illegal or unenforceable such provision (or its application) in any other jurisdiction or any other provision of this Agreement (or its application).  This Agreement is the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior written or verbal communications or instruments relating thereto.

Section 22.05                               Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other loan document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail
(postage prepaid, return receipt requested ), overnight courier, or facsimile to Issuer or to Subscriber, as the case may be, at its address set forth below:

If to Subscriber:	AIS Funding, LLC
4 Robert Bonazzoli Avenue
Hudson, MA 01749
Attn:Arthur Maxwell, Manager
Telephone: (978) 562-7500
Facsimile: (978) 562-0811

If to Issuer:	MetaSwarm, Inc.
301 N. Lake Avenue, Suite 810
Pasadena, CA 91101
Attn:Marvin Shannon, President
Telephone: (626) 792-0153
Facsimile: (626) 792-3258

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.  All notices or demand sent in accordance with this section shall be deemed received on the earlier of the date of actual receipt or three days after the deposit thereof in the mail.

Section 22.06  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Subscriber or Issuer, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

Section 22.07Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

Section 22.08  This Agreement, together with the remaining Loan Documents and other documents and instruments executed concurrently herewith, represent the entire and final understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by evidence of any prior, contemporaneous or subsequent other agreement, oral or written, before the date hereof.

Section 22.09  This Agreement can only be amended by a writing signed by both Subscriber and Issuer.

Section 22.10  The laws of Massachusetts shall govern the construction of this Agreement and the rights and duties of the parties hereto, but without reference to choice of law principles.  This Agreement shall take effect as a sealed instrument.

Section 22.11     Subscriber and Issuer agree to issue a joint press release in form mutually satisfactory.  In addition, Issuer agrees that Subscriber is entitled, at Subscriber’s election, to an acknowledgement line designating that Issuer is an “AIS Funding, LLC-funded company” but in such precise form as selected by Subscriber but subject to Issuer approval, in all Issuer press releases during any time period that the Note remains outstanding.

METASWARM, INC.

Witnessed by:	By:	/s/ Marvin Shannon
/s/ Celia Rivera		Marvin Shannon
Chairman and Chief Executive Officer
Address: 301 N. Lake Avenue, Suite 810
Pasadena, CA 91101

AIS FUNDING, LLC

By:	/s/ Arthur Maxwell
Arthur Maxwell
Manager
Address:4 Robert Bonazzoli AvenueHudson, Massachusetts 01749